Exhibit 5.1

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
July 1, 2020	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
Boyd Gaming Corporation 3883 Howard Hughes Parkway, Ninth Floor Las Vegas, Nevada, 89169	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:	Boyd Gaming Corporation 4.750% Senior Exchange Notes due 2027

Ladies and Gentlemen:

We have acted as special counsel to Boyd Gaming Corporation, a Nevada corporation (the “Company”), in connection with the issuance of up to $1,000,000,000 aggregate principal amount of 4.750% Senior Notes due 2027 (the “Exchange Notes”) and the guarantees of the Notes (the “Guarantees”) by the entities named on Exhibit A hereto, under an Indenture dated as of December 3, 2019, including the Guarantees, among the Company, the Guarantors, and Wilmington Trust, National Association, as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2020 (the “Registration Statement”). The Exchange Notes will be issued in exchange for certain of Boyd Gaming Corporation’s outstanding 4.750% Senior Notes due 2027 (the “Old Notes”), on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Guarantees.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company, the Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued, and authenticated in

July 1, 2020

accordance with the terms of the Indenture and delivered in exchange for the Old Notes in the circumstances contemplated by the Registration Statement and Prospectus, the Exchange Notes and the Guarantees will be legally valid and binding obligations of the Company and the Guarantors, respectively, enforceable against the Company and the Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.05 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision to the extent it requires that a claim with respect to the Exchange Notes or the Guarantees (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (f) provisions purporting to make a guarantor primarily liable rather than as a surety provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; and (g) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Guarantees and the Exchange Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and each of the Guarantors, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

July 1, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

July 1, 2020

EXHIBIT A

GUARANTORS

Aliante Gaming, LLC, a Nevada limited liability company

ALST Casino Holdco LLC, a Delaware limited liability company

Belle of Orleans, L.L.C., a Louisiana limited liability company

California Hotel and Casino, a Nevada corporation

California Hotel Finance Corporation, a Nevada corporation

Coast Casinos, Inc., a Nevada corporation

Coast Hotels and Casinos, Inc., a Nevada corporation

Boyd Acquisition, LLC, a Delaware limited liability company

Boyd Acquisition I, LLC, a Delaware limited liability company

Boyd Acquisition II, LLC, a Delaware limited liability company

M.S.W., Inc., a Nevada corporation

Sam-Will, Inc., a Nevada corporation

Par-A-Dice Gaming Corporation, an Illinois corporation

Blue Chip Casino, LLC, an Indiana limited liability company

Boyd Louisiana Racing, L.L.C., a Louisiana limited liability company

Boyd Racing, L.L.C., a Louisiana limited liability company

Red River Entertainment of Shreveport, L.L.C., a Louisiana limited liability company

Treasure Chest Casino, L.L.C., a Louisiana limited liability company

Boyd Tunica, Inc., a Mississippi corporation

Boyd Biloxi, LLC, a Mississippi limited liability company

Diamond Jo, LLC, a Delaware limited liability company

Diamond Jo Worth, LLC, a Delaware limited liability company

Kansas Star Casino, LLC, a Kansas limited liability company

July 1, 2020

Nevada Palace, LLC, a Nevada limited liability company

Peninsula Gaming, LLC, a Delaware limited liability company

The Cannery Hotel and Casino, LLC, a Nevada limited liability company

The Old Evangeline Downs, L.L.C., a Louisiana limited liability company

Valley Forge Convention Center Partners, LLC, a Pennsylvania limited liability company

Valley Forge Colonial, LLC, a Pennsylvania limited liability company

Boyd TCIV, LLC, a Nevada limited liability company

PNK (Ohio), LLC, an Ohio limited liability company

PNK (Ohio) II, LLC, an Ohio limited liability company

PNK (Ohio) III, LLC, an Ohio limited liability company

Belterra Resort Indiana, LLC, a Nevada limited liability company

Ogle Haus, LLC, an Indiana limited liability company

Ameristar Casino Kansas City, LLC, a Missouri limited liability company

Ameristar Casino St. Charles, LLC, a Missouri limited liability company